EXHIBIT 10.2









                                       July 25, 1995



Mr. Donald D. Bennett
Chairman and Chief Executive Officer
Richfood Holdings, Inc.
P. O. Box 26967
Richmond, Virginia  23261

      Re:  Amendment to Employment and
           Severance Benefits Agreement

Dear Don:

	Reference is made to the Employment and Severance Benefits Agreement, dated as of May 21, 1993 (the "Agreement"), between you and Richfood Holdings, Inc. (the "Company"). This is to confirm the understanding between you and the Company that the Agreement is amended as follows:

	1.	Paragraph 3 of the Agreement hereby is amended by deleting the word "President" as it appears throughout and replacing it with the words "Chairman of the Board".

	2.	Paragraph 4(a) of the Agreement hereby is amended to read as follows:

	"(a) pay the Employee as compensation for his services the following annual base salary ("Annual Base Salary"): for each of the Company's fiscal years ending April 30, 1994 and April 29, 1995, the amount of Three Hundred Fifty Thousand Dollars ($350,000.00) per year; and for each of the Company's fiscal years ending April 27, 1996 and May 3, 1997, the amount of Four Hundred Twenty-Five Thousand Dollars ($425,000.00) per year;".

	3.	The first sentence of paragraph 5(a) of the Agreement hereby is amended to read as follows:

	"(a) In addition to the foregoing compensation and benefits and subject to Section 5(b) hereof, the Company agrees to pay the Employee annual incentive compensation in an amount equal to the product of (i) Employee's Annual Base Salary pursuant to Section 4(a) hereof, multiplied by (ii) the percentage that corresponds to the applicable level of the Company's Pre-Tax FIFO Earnings as follows: threshold-60%; target-100%; and maximum-150%".

	Except as expressly amended above, all of the terms and conditions of the Agreement shall continue in full force and effect.

	If the foregoing accurately reflects our understanding, please execute one copy of this Letter Agreement below and return it to me.

                                              Very truly yours,

                                              RICHFOOD HOLDINGS, INC.



                                              By   /S/ John E. Stokely
                                                   John E. Stokely, President
                                                   & Chief Operating Officer



Seen and Agreed to
as of June 8, 1995.


/s/ Donald D. Bennett
Donald D. Bennett